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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               MARCH 10, 1998
              ------------------------------------------------
              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                         NATIONAL DIAGNOSTICS, INC.
           ------------------------------------------------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        FLORIDA                     0-24696                      59-3248917
----------------------------     ----------------            ------------------
(STATE OR OTHER JURISDICTION     (COMMISSION FILE               (IRS EMPLOYER
     OF INCORPORATION)                NUMBER)                IDENTIFICATION NO.)

    755 WEST BRANDON BOULEVARD, BRANDON, FLORIDA                    33511
--------------------------------------------------               --------------
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)


                               (813) 661-9501
                   ------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                               NOT APPLICABLE
                        ----------------------------
        (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)





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ITEM 2.  ACQUISITION OF ASSETS

(a) On February 23, 1998, National Diagnostics, Inc. ("NATD") entered into a definitive agreement to merge with American Enterprise Solutions, Inc. ("AES") subject to stockholder and certain creditor approval. It is intended that the merger transaction be, for tax purposes, a tax free reorganization.
At the effective time of the merger the separate existence of AES shall cease and NATD shall be the surviving corporation and change its name to American Enterprise Solutions, Inc. The effective time of the merger shall be the date of filing the requisite Articles of Merger, anticipated to be within four to six months from signing the definitive agreement.

         The authorized capital stock of AES is 100,000,000 shares of AES common stock, $0.0001 par value per share, of which 10,670,513 shares are currently issued and outstanding. The authorized stock of NATD is 9,000,000 shares of common stock, no par value, of which 3,093,430 shares are currently issued and outstanding; and 1,000,000 shares of preferred stock, no par value, none of which is currently issued and outstanding.

         Subject to approval, the NATD shareholders of record prior to the merger will participate in a reverse stock split of the NATD pursuant to which
2.0670422 existing shares of NATD will be exchanged for one share of NATD ("new") common stock. Upon merger, AES shareholders will exchange one share of AES common stock for one share of NATD ("new") common stock. Immediately after the reverse stock split and also immediately upon and after the consummation of the merger, NATD ("old") shareholders will, in aggregate, have a 12.3%
interest in NATD and AES ("old") shareholders will, in aggregate, have a 87.7% interest in NATD. AES evaluated NATD at one time 1998 projected revenues of $10,850,000 or about $3.50 per share.

         AES, founded in September 1997, for the purpose of acquiring seasoned and profitable high growth firms with operations and facilities to create Community Healthcare Delivery Systems. These systems are designed to provide comprehensive delivery of all healthcare services while electronically interactively linking with AES's proprietary Internet/Intranet and virtual network gateways that can link all of the healthcare industry's trading partners, from patient/consumers/employees to the providers, payors, employers and government agencies.

         The Board of Directors of the surviving corporation subject to the provisions of the laws of the State of Florida and of the Articles of Incorporation and By-laws shall consist of the existing Board of Directors of AES.

         The officers of the surviving corporation shall be as follows: Charles Broes, CEO, Secretary and Treasurer; Ernest N. Burson, III, President; and Joy Stritikus, Assistant Secretary.

(b) AES consists of previously acquired businesses which complements AES's goal to create numerous Community Healthcare Enterprises (an organization that owns and operates a complete community wide healthcare delivery system). These businesses include: multi specialty and primary care physician groups; behavioral and mental healthcare facilities; a master franchiser of incontinence clinics with its first clinics just opening in several markets; a master franchiser of day and elder care centers; and TMRCorp, a nationally known healthcare consulting firm specializing in corporate reengineering, business development and finance.





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a & b) Financial statements of AES and proforma financial information will be filed timely within the extension period allowed by SEC regulation.

(c) Merger Agreement dated February 23, 1998 by and between National Diagnostics, Inc., a Florida Corporation, and American Enterprise Solutions, Inc., a Florida Corporation.





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                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         March 10, 1998                 NATIONAL DIAGNOSTICS, INC.




                                        By:      /s/ Curtis L. Alliston
                                           --------------------------------
                                           Curtis L. Alliston, President





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                               INDEX TO EXHIBITS

Exhibit
Number                         Description of Document
-------                        ------------------------

10.49 Merger Agreement dated February 23, 1998 by and between National Diagnostics, Inc., a Florida Corporation, and American Enterprise Solutions, Inc., a Florida Corporation.





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